                                                                    Exhibit 99.1

                            Joint Filer Information

Name of Joint Filer:                        Sarissa Capital Management LP

Address of Joint Filer:                     600 Steamboat Road
                                            Greenwich, CT 06830

Relationship of Joint Filer to Issuer:      10% Owner

Issuer Name and Ticker or Trading Symbol:   Sarissa Capital Acquisition Corp.
                                            [SRSA]

Date of Event Requiring Statement:
(Month/Day/Year):                           10/23/2020

Name of Joint Filer:                        Sarissa Capital Management GP LLC

Address of Joint Filer:                     600 Steamboat Road
                                            Greenwich, CT 06830

Relationship of Joint Filer to Issuer:      10% Owner

Issuer Name and Ticker or Trading Symbol:   Sarissa Capital Acquisition Corp.
                                            [SRSA]

Date of Event Requiring Statement:
(Month/Day/Year):                           10/23/2020

Name of Joint Filer:                        Alex Denner

Address of Joint Filer:                     600 Steamboat Road
                                            Greenwich, CT 06830

Relationship of Joint Filer to Issuer:      10% Owner; Director; Officer
Title:                                      Chief Executive Officer

Issuer Name and Ticker or Trading Symbol:   Sarissa Capital Acquisition Corp.
                                            [SRSA]

Date of Event Requiring Statement:
(Month/Day/Year):                           10/23/2020